EXHIBIT 1.2

                                SunAmerica Inc.
                   8.5% Premium Equity Redemption Cumulative
                         Security Units - PERCS Units
                      (Stated Amount $37.50 Per Security)

                              FIRST AMENDMENT TO
                            UNDERWRITING AGREEMENT


              THIS FIRST AMENDMENT, dated as of November 1, 1996 (the "First Amendment"), between SunAmerica Inc., a Maryland corporation (the "Company"), and the several Underwriters named in Schedule I hereto (the "Underwriters") amends, to the extent set forth herein, the Underwriting Agreement dated as of October 31, 1996 between the Company and the underwriters named therein (the "Underwriting Agreement").

              The Company and the Underwriters desire to change the composition of the underwriters set forth in Schedule I of the Underwriting Agreement, and agree that Schedule IA attached hereto is to be substituted for
Schedule I to the Underwriting Agreement and that no other change shall be made to the Underwriting Agreement. This First Amendment shall from and after the date hereof be deemed to be part of the terms and conditions of the Underwriting Agreement. The Underwriting Agreement as amended by this First Amendment is in all respects confirmed and preserved.

              This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

              IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of November 1, 1996.



SUNAMERICA INC.


By: /s/ James Belardi
    -------------------------------
    Name:  James Belardi
    Title: Executive Vice President



MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
    Acting severally on behalf of
    themselves and the several
    Underwriters named in Schedule I hereto


By:  Morgan Stanley & Co. Incorporated



By:  /s/ Glenn Robson
     -------------------------------
     Vice President



                                  SCHEDULE IA

                                                                 NUMBER OF
                                                                 OPTIONAL
                                                 TOTAL NUMBER    SECURITIES TO
                                                 OF FIRM         BE DELIVERED
                                                 SECURITIES      IF MAXIMUM
                                                 TO BE           OPTION
Underwriter                                      DELIVERED       EXERCISED
-----------                                      ------------    -------------

Morgan Stanley & Co. Incorporate                   1,607,425        241,116
Merrill Lynch, Pierce, Fenner & Smith              1,607,425        241,113
            Incorporated
Goldman, Sachs & Co.                               1,607,425        241,113
Smith Barney Inc.                                  1,607,425        241,113
Advest, Inc.                                         178,500         26,775
Sanford C. Bernstein & Co., Inc.                     178,500         26,775
Dain Bosworth Incorporated                           178,500         26,775
Dean Witter Reynolds Inc.                            357,100         53,565
A.G. Edwards & Sons, Inc.                            357,100         53,565
EVEREN Securities, Inc.                              178,500         26,775
First Albany Corporation                             178,500         26,775
Interstate/Johnson Lane Corporation                  178,500         26,775
Janney Montgomery Scott Inc.                         178,500         26,775
Legg Mason Wood Walker, Incorporated                 178,500         26,775
McDonald & Company Securities, Inc.                  178,500         26,775
Morgan Keegan & Company, Inc.                        178,500         26,775
Oppenheimer & Co., Inc.                              357,100         53,565
Piper Jaffray Inc.                                   178,500         26,775
The Robinson-Humphrey Company, Inc.                  178,500         26,775
Wedbush Morgan Securities                            178,500         26,775
Wheat, First Securities, Inc.                        178,500         26,775
                                                  ----------      ---------
      Total                                       10,000,000      1,500,000
                                                  ==========      =========